Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2023 relating to the financial statements of Fulgent Genetics, Inc. and the effectiveness of Fulgent Genetics, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Fulgent Genetics, Inc. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

May 18, 2023